Exhibit 4.9.3

EXECUTION COPY

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to the Credit Agreement (as defined below), dated as of May __, 2007 (this "Amendment No. 3"), is entered into by and among CEMEX, S.A.B. de C.V., a sociedad anonima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States (formerly known as "CEMEX, S.A. de C.V.") (the "Borrower"), CEMEX MÉXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a "Guarantor" and together, the "Guarantors"), the several Lenders party hereto, BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Lead Arranger and Joint Bookrunner and CITIGROUP GLOBAL MARKETS INC., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner.

RECITALS

A.           The Borrower, the Guarantors, the Administrative Agent, the several Lenders party thereto, Barclays Bank PLC, The New York Branch, as Administrative Agent, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Lead Arranger and Joint Bookrunner, and Citigroup Global Markets Inc., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner, are parties to that certain senior secured credit facility, dated as of May 31, 2005, as amended by Amendment No. 1, dated as of June 19, 2006 (the "Amendment No. 1") and the Amendment and Waiver, dated as of November 30, 2006 (the "Amendment No. 2") (as now or hereafter amended, restated or otherwise modified, the "Credit Agreement").

B.           The Borrower has requested that the Administrative Agent and the Lenders consent to the following amendment to the Credit Agreement.

C.           This Amendment No. 3 shall constitute a Transaction Document and these Recitals shall be construed as part of this Amendment No. 3.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrower by the Lenders, the Borrower, the Administrative Agent, and the Lenders hereby agree as follows:

1.            Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment No. 3 shall have the same meanings ascribed to them in the Credit Agreement.

2.	Amendments. Subject to Section 5, the Credit Agreement is hereby amended as follows:

2.1          The definition for “Termination Date” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

""Termination Date" means the earlier of (a) the date six (6) years following the Effective Date, or (b) if no Loans are outstanding, the date the Commitments are terminated in full in accordance with this Agreement."

2.2          The following definition shall be added to Section 1.01 (“Certain Definitions”):

““Tender Offer” means any offer made by the Borrower or any of its Subsidiaries to acquire at least 50.1% of the issued and outstanding shares of a target company or a controlling interest in such target company.”

2.3          Section 5.21 (“Margin Regulations”) shall be deleted and replaced in its entirety with the following language:

5.21       Margin Regulations. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, except in compliance with Regulation U. If requested by any Participating Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Participating Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U except in compliance with Regulation U or any “margin security” within the meaning of Regulation T except in compliance with Regulation T. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

2.4          Section 7.09 (“Use of Proceeds”) shall be deleted and replaced in its entirety with the following language:

“The Borrower will use the proceeds of all Loans made hereunder for general corporate purposes (including the repayment of existing indebtedness) and to finance acquisitions.”

2.5          A new clause (l) shall be added to Section 8.02 (“Liens”) of the Credit Agreement to read as follows:

“(l)         any Liens on “margin stock” purchased with the proceeds of the Loans within the meaning of Regulation U, if and to the extent the value of all “margin stock” of the Borrower and its Subsidiaries exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries;”

2.6          Section 8.04 (“Sales of Assets, Etc.”) shall be deleted and replaced in its entirety with the following language:

“8.04     Sales of Assets, Etc. The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of the Borrower or any Subsidiary sold in the ordinary course of business (b) assets not used, usable or held for use in connection with cement operations and related operations and (c) any “margin stock” within the meaning of Regulation U acquired by the Borrower with the proceeds of the Loans through the Tender Offer, unless the proceeds of the sale of such assets are retained by the Borrower or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of the Borrower or any of its Subsidiaries, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.”

3.            Fee. The Borrower hereby agrees to pay to the Administrative Agent for the benefit of the Lenders that (i) consent in writing to all the provisions (Sections 2.1–2.5) of this Amendment No. 3 (the "Written Consent") on or prior to May 9, 2007 (the "Consent Date") and (ii) provide to the Administrative Agent (with a copy to the Borrower) its Written Consent on or prior to the Consent Date (the "Consenting Lenders"), a fee of 0.025% (the "Consent Fee") of the outstanding commitment amount of each Consenting Lender under the Credit Agreement; provided that, the Consent Fee shall only be payable to a Consenting Lender if (i) its Written Consent is delivered to the Administrative Agent on or prior to the Consent Date and (ii) the Required Lenders have given their consents to Sections 2.2–2.5 of this Amendment. The Consent Fee shall be payable within two Business Days of the execution by the Required Lenders of this Agreement, provided that, if such date is not a Business Day, then the Consent Fee shall be payable on the next succeeding Business Day.

4.            Representations and Warranties. The Borrower and Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that:

4.1          The representations and warranties contained in the Credit Agreement are true and correct as of the date of this Amendment No. 3.

4.2          The execution, delivery and performance by the Borrower and the other Credit Parties of this Amendment No. 3 has been duly authorized by all necessary corporate action, and this Amendment No. 3 constitutes the legal, valid and binding obligation of the

Borrower and the Credit Parties enforceable against the Borrower and the Credit Parties in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or to general principles of equity.

4.3          The execution, delivery and performance of this Amendment No. 3 does not, and will not, contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of the Borrower and the Credit Parties, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any indenture, agreement, mortgage, lease, instrument or other document binding upon or otherwise affecting the Borrower and the Credit Parties or any property of the Borrower and the Credit Parties.

4.4          No Default or Event of Default exists under the Credit Agreement or any other Transaction Document or will exist after or be triggered by the execution, delivery and performance of this Amendment No. 3. In addition, the Borrower and Credit Parties hereby represent, warrant and reaffirm that the Credit Agreement and each of the other Transaction Documents remain in full force and effect.

5.            Conditions Precedent to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent:

5.1          Amendment No. 3. This Amendment No. 3 shall have been duly executed and delivered by each of the Borrower, the Administrative Agent and the Lenders.

5.2          No Default. No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment No. 3.

5.3          Opinions. The Administrative Agent and the Lenders shall have received opinions from the Borrower's General Counsel, with respect to this Amendment No. 3 in form and substance acceptable to the Administrative Agent.

5.4          Miscellaneous. The Administrative Agent and the Lenders shall have received such other agreements, instruments and documents as the Administrative Agent or the Lenders may reasonably request.

6.	Reference to and Effect Upon the Credit Agreement and other Transaction Documents.

6.1          Full Force and Effect. Except as specifically provided herein, the Credit Agreement, the Notes and each other Transaction Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.

6.2          No Waiver. The execution, delivery and effect of this Amendment No. 3 shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Credit Agreement, the Notes or any other Transaction Document or (ii) prejudice any right, power or remedy which the Administrative Agent or any

Lender now has or may have in the future under or in connection with the Credit Agreement or any other Transaction Document.

6.3          Certain Terms. Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Transaction Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

7.            Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment No. 3.

8.            Costs and Expenses. As provided in the Credit Agreement, the Borrower shall pay the reasonable fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment No. 3 (including, without limitation, attorneys' fees).

9.            GOVERNING LAW. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10.          Headings. Section headings in this Amendment No. 3 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the date first written above.

CEMEX, S.A.B. de C.V., as Borrower

By:	/s/ Agustín Blanco
	Name:	Agustín Blanco
	Title:	Attorney-in-Fact

[Amendment No. 3 to $1200 mil Facility]

CEMEX MÉXICO, S.A. DE C.V., as Guarantor

By:	/s/ Agustín Blanco
	Name:	Agustín Blanco
	Title:	Attorney-in-Fact

[Amendment No. 3 to $1200 mil Facility]

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V., as Guarantor

By:	/s/ Agustín Blanco
	Name:	Agustín Blanco
	Title:	Attorney-in-Fact

[Amendment No. 3 to $1200 mil Facility]

BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent and a Lender

By:	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

[Amendment No. 3 to $1200 mil Facility]

BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Lead Arranger and Joint Bookrunner

By:
Name:
Title:

[Amendment No. 3 to $1200 mil Facility]

Citigroup Global Markets Inc., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner

By:
Name:
Title:

[Amendment No. 3 to $1200 mil Facility]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Bob Finlay
	Name:	Bob Finlay
	Title:	Managing Director

[Amendment No. 3 to $1200 mil Facility]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH, as a Lender

By:	/s/ Juan Urquiola
	Name:	Juan Urquiola
	Title:	Chief Operating Officer

By:	/s/ Kathryn Barrios
	Name:	Kathryn Barrios
	Title:	Senior Vice President

[Amendment No. 3 to $1200 mil Facility]

BNP PARIBAS PANAMA BRANCH, as a Lender

By:	/s/ Raul Ardito-Barletta
	Name:	Raul Ardito-Barletta
	Title:	Executive Vice President

By:	/s/ Nair Gonzalez
	Name:	Nair Gonzalez
	Title:	Senior Vice President

[Amendment No. 3 to $1200 mil Facility]

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Jesus Tueme
	Name:	Jesus Tueme
	Title:	Managing Director

By:	/s/ Kevin Flood
	Name:	Kevin Flood
	Title:	Vice President

[Amendment No. 3 to $1200 mil Facility]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kathleen Reedy
	Name:	Kathleen Reedy
	Title:	Managing Director

[Amendment No. 3 to $1200 mil Facility]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Emilio Arriaga
	Name:	Emilio Arriaga
	Title:	VP Investment Bank

[Amendment No. 3 to $1200 mil Facility]

CITIBANK N.A. NASSAU, BAHAMAS BRANCH, as a Lender

By:	/s/ L. Munroe
	Name:	L. Munroe
	Title:	Attorney-in-Fact

[Amendment No. 3 to $1200 mil Facility]

BAYERISCHE LANDESBANK, as a Lender

By:	/s/ Nikolai von Mengden
	Name:	Nikolai von Mengden
	Title:	Senior Vice President

By:	/s/ Annette Schmidt
	Name:	Annette Schmidt
	Title:	First Vice President

[Amendment No. 3 to $1200 mil Facility]

JPMORGAN CHASE BANK, N. A., as a Lender

By:	/s/ Mark Petrinovic
	Name:	Mark Petrinovic
	Title:	Managing Director

[Amendment No. 3 to $1200 mil Facility]

SOCIETE GENERALE, as a Lender

By:	/s/ Sibila C. Glöggler
	Name:	Sibila C. Glöggler
	Title:	Vice President

[Amendment No. 3 to $1200 mil Facility]

SOCIETE GENERALE, as a Lender

By:	/s/ Ramón E. Colón
	Name:	Ramón E. Colón
	Title:	Vice President

By:	/s/ Jesus Lopez
	Name:	Jesus Lopez
	Title:	Vice President

[Amendment No. 3 to $1200 mil Facility]

Ing Bank N.V. (acting through its Curacao Branch), as a Lender

By:	/s/ John van Steenderen
	Name:	John van Steenderen
	Title:	General Manager

[Amendment No. 3 to $1200 mil Facility]

Fortis Capital Corp., as a Lender

By:	/s/ Douglas Riahi
	Name:	Douglas Riahi
	Title:	Managing Director

By:	/s/ Steven D. Silverstein
	Name:	Steven D. Silverstein
	Title:	Director

[Amendment No. 3 to $1200 mil Facility]

HSBC Bank Plc Surcusal Ene Espana, as a Lender

By:	/s/ Francisco Neira
	Name:	Francisco Neira
	Title:	Director

By:	/s/ Fernando Alvarez-Quiñones
	Name:	Fernando Alvarez-Quiñones
	Title:	Director

[Amendment No. 3 to $1200 mil Facility]

The Royal Bank of Scotland Plc, as a Lender

By:
Name:
Title:

[Amendment No. 3 to $1200 mil Facility]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Pamela D. Price
	Name:	Pamela D. Price
	Title:	Vice President and Manager

[Amendment No. 3 to $1200 mil Facility]

Banca Monte Dei Paschi DI Siena S.P.A., as a Lender

By:	/s/ Gennaro Miccoli
	Name:	Gennaro Miccoli
	Title:	Senior Vice President & General Manager

By:	/s/ Brian R. Landy
	Name:	Brian R. Landy
	Title:	Vice President

[Amendment No. 3 to $1200 mil Facility]

Caja Madrid Miami Agency, as a Lender

By:	/s/ Jesus Miramón
	Name:	Jesus Miramón
	Title:	Deputy General Manager

By:	/s/ Pablo Hernández
	Name:	Pablo Hernández
	Title:	Head of IFIs

[Amendment No. 3 to $1200 mil Facility]

Morgan Stanley Bank, as a Lender

By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory

[Amendment No. 3 to $1200 mil Facility]

Intesa SANPAOLO S.P.A., as a Lender

By:	/s/ Barbara Bassi
	Name:	Barbara Bassi
	Title:	Vice President

By:	/s/ D. Mara Lowenstein
	Name:	D. Mara Lowenstein
	Title:	V.P. and General Counsel

[Amendment No. 3 to $1200 mil Facility]

ComeriCa BANK, as a Lender

By:	/s/ Mark F. Layton
	Name:	Mark F. Layton
	Title:	Vice President

[Amendment No. 3 to $1200 mil Facility]